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                                                                     EXHIBIT 3.2


                                  B Y - L A W S

                                       of

                        CORTELYOU COMMUNICATIONS LIMITED



I HEREBY CERTIFY that the within written By-laws are a true copy of the By-laws of Cortelyou Communications Limited as subscribed by the subscribers to the Memorandum of Association and approved at the Statutory Meeting of the above Company.


                                              Director



                                   Prepared by
                         Messrs Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                Hamilton, Bermuda
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                                    I N D E X

BY-LAW          SUBJECT                                                 PAGE

1               Interpretation
2               Registered Office
3-4             Share Rights
5-6             Modification of Rights
7-9             Shares
10-13           Certificates
14-17           Lien
18-23           Calls on Shares
24-30           Forfeiture of Shares
31-32           Register of Shareholders
33              Register of Directors and Officers
34-37           Transfer of Shares
38-41           Transmission of Shares
42-44           Increase of Capital
45-46           Alteration of Capital
47-48           Reduction of Capital
49              General Meetings and Written Resolutions
50-52           Notice of General Meetings
53              General Meetings at more than one place
54-60           Proceedings at General Meetings
61-76           Voting
77-82           Proxies and Corporate Representatives
83-90           Appointment and Removal of Directors
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BY-LAW          SUBJECT                                                 PAGE

91              Resignation and Disqualification of Directors
92-95           Alternate Directors
96              Directors' Fees and Additional
                Remuneration and Expenses
97              Directors' Interests
98-100          Powers and Duties of the Board
101             Gratuities, Pensions and Insurance
102-104         Delegation of the Board's Powers
105-118         Proceedings of the Board
119             Officers
120-122         Executive Directors
123             Minutes
124-125         Secretary and Resident Representative
126             The Seal
127-133         Dividends and Other Payments
134             Reserves
135-136         Capitalisation of Profits
137             Record Dates
138-140         Accounting Records
141             Audit
142-144         Service of Notices and Other Documents
145             Destruction of Documents
146             Untraced Shareholders
147             Winding Up
148-152         Indemnity
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BY-LAW          SUBJECT                                                 PAGE

153             Amalgamation
154             Continuation
155             Alteration of By-laws
156- 164        Business Combinations
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                                  BY - L A W S
                                       of
                        Cortelyou Communications Limited

                                 INTERPRETATION

1.       (1)      In these By-laws unless the context otherwise requires -

                  "BERMUDA" means the Islands of Bermuda;

                  "BOARD" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

                  "BY-LAWS" means bye-laws within the meaning ascribed to that term in the Companies Act;

                  "THE COMPANIES ACTS" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

                  "COMPANY" means the company incorporated in Bermuda under the name of Cortelyou Communications Limited on the 16th day of March, 1998

                  "OFFICER" means a person appointed by the Board pursuant to By-law 119 of these By-laws and shall not include an auditor of the Company;

                  "PAID UP" means paid up or credited as paid up;

                  "REGISTER" means the Register of Shareholders of the Company;

                  "REGISTERED OFFICE" means the registered office for the time being of the Company;


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                  "RESIDENT REPRESENTATIVE" means the person (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

                  "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these By-laws;

                  "SEAL" means the common seal of the Company and includes any duplicate thereof;

                  "SECRETARY" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

                  "SHAREHOLDER" means a shareholder or member of the Company;

                  "SPECIFIED PLACE" means the place, if any, specified in the notice of any meeting of the shareholders, or adjourned meeting of the shareholders, at which the chairman of the meeting shall preside;

                  "THESE BY-LAWS" means these By-laws in their present form or as from time to time amended;

         (2) For the purposes of these By-laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

         (3) Words importing only the singular number include the plural number and vice versa;


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         (4)      Words importing only the masculine gender include the feminine and neuter genders respectively;

         (5) Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

         (6) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

         (7) Any words or expressions defined in the Companies Acts in force at the date when these By-laws or any part thereof are adopted shall bear the same meaning in these By-laws or such part (as the case may be);

         (8) In these By-laws, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word "Board" in the context of the exercise of any power contained in these By-laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these By-laws or under another delegation of the powers.

                                REGISTERED OFFICE


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2.       The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                  SHARE RIGHTS

3. Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

4.       (1)      Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

                  (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

                  (b) that they are liable to be redeemed at the option of the Company; and/or,

                  (c) if authorised by the memorandum/Incorporating Act of the Company, that they are liable to be redeemed at the option of the holder.

                  The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these By-laws.

         (2) The Board may, at its discretion and without the sanction of a Resolution authorise the purchase by the Company of its own shares, of any


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                  class, at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine PROVIDED ALWAYS that such purchase is effected in accordance with the provisions of the Companies Acts.

                             MODIFICATION OF RIGHTS

5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these By-laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy the majority of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.


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6.       For the purposes of this By-law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights shall be deemed to be altered by the reduction of the capital paid up on those shares otherwise than by a purchase or redemption by the Company of its own shares and by the allotment of other shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares but shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu therewith or by the purchase or redemption by the Company of any of its own shares.

                                     SHARES

7. Subject to the provisions of these By-laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.


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9.       Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these By-laws, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signa-


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         tures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

13. Nothing in these By-laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations.

                                      LIEN

14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Com-


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         pany, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this By-law.

15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

16. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor


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         shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

17. Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:-

                  (a)      the death of such Shareholder;

                  (b) the non-payment of any income tax or other tax by such Shareholder;

                  (c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate;

                  (d)      any other act or thing;

                  in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):-


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                           (i)      the Company shall be fully indemnified by
                                    such Shareholder or his executor or
                                    administrator from all liability;

                           (ii) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at the rate of fifteen percent per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

                           (iii) the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company;

                           (iv) the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such Shareholder or his


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
                                    executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

                           Subject to the rights conferred upon the holders of any class of shares nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

                                 CALLS ON SHARES

18. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.


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19.      A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

22. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these By-laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these By-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.


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
                              FORFEITURE OF SHARES

24. If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

25. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these By-laws to forfeiture shall include surrender.

26. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

27. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture


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
         shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

28. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

29. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

30. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall


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
         thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

31. The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 9.00 a.m. and 5.00 p.m. in Bermuda, on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of By-law 9.

32. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers.


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
                       REGISTER OF DIRECTORS AND OFFICERS

33. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. in Bermuda on every working day.

                               TRANSFER OF SHARES

34. Subject to the Companies Acts and to such of the restrictions contained in these By-laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

35. The instrument of transfer of a share shall be signed by or on behalf of the transferor or his lawfully appointed attorney and where any share is not fully-paid, the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:-

         (1) the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it


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
                  relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

         (2) the instrument of transfer is in respect of only one class of share,

         (3) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

         Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this By-law and By-laws 34 and 36.

36. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

37. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES

38. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this By-law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this By-law.

39. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these By-laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

40. A person becoming entitled to a share in consequence of the death of a Share holder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

41. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under By-laws 38, 39 and 40.

                               INCREASE OF CAPITAL

42. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

43. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

44. The new shares shall be subject to all the provisions of these By-laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

45.      The Company may from time to time by Resolution:-

         (1) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

         (2) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

         (3) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

         (4) make provision for the issue and allotment of shares which do not carry any voting rights;

         (5) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

         (6)      change the currency denomination of its share capital.

         Where any difficulty arises in regard to any division, consolidation, or subdivision under this By-law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

46. Subject to the Companies Acts and to any confirmation or consent required by law or these By-laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

47. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these By-laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium or contributed surplus account in any manner.

48. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS

49.      (1)      The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General Meetings which shall be called
                  Special General Meetings.

         (2) Except in the case of the removal of auditors and Directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Share holders of the Company who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

         (3) For the purposes of this By-law, the date of the resolution in writing is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

         (4) A resolution in writing made in accordance with this By-law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these By-laws.

                           NOTICE OF GENERAL MEETINGS

50. An Annual General Meeting shall be called by not less than ten days and not more than sixty days notice in writing and a Special General Meeting shall be called by not less than ten days and not more than sixty days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by By-laws 142 and 143 to all Shareholders other than such as, under the provisions of these By-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

51. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

52. A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

                     GENERAL MEETINGS AT MORE THAN ONE PLACE

53.      (1)      The provisions of this By-law shall apply if any general
                  meeting is convened at or adjourned to more than one place.

         (2) The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders, provided that persons attending at any particular place shall be able to see and hear and be seen and heard (whether by audio visual links or otherwise howsoever enabling the same) by persons attending at the other places at which the meeting is convened.

         (3) The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place

                  (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

         (4) For the purposes of all other provisions of these By-laws any such meeting shall be treated as being held at the Specified Place.

         (5) If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given notwithstanding any other provision of these By-laws.

                         PROCEEDINGS AT GENERAL MEETINGS

54. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these By-laws, at least two Shareholders present in person or by proxy and entitled to vote representing the holders of more than 50% of the issued shares shall be a quorum for all purposes; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one

         Shareholder present in person or by proxy shall constitute the necessary quorum.

55. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. . If the adjournment is for another thirty days, or after the adjournment a new record date is fixed for the adjourned meeting the Company shall give not less than ten days notice of any meeting adjourned through want of a quorum. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be adjourned to such other day and such other time and place as the Chairman of the meeting shall determine.

56. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

57. The Resident Representative, if any, upon giving the notice referred to in By-law 50 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

58. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

59. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present. When a meeting is adjourned for thirty days or more or for an indefinite period, at least ten clear days' notice shall be given of the adjourned meeting as in the case of an original meeting.

60. Save as expressly provided by these By-laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

61. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon.

62. Save where a greater majority is required by the Companies Acts or these Bylaws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

63. Subject to By-law 156 and any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person shall be entitled to one vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each share held by him.

64. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:-

         (1)      the chairman of the meeting; or

         (2) at least three Shareholders present in person or represented by proxy;

                  or

         (3) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

         (4) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

65. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

66. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

67. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

68. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

69. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

70.      On a poll, votes may be cast either personally or by proxy.

71. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

72. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

73. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

74. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

75. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

76.      If;

         (1) any objection shall be raised to the qualification of any voter; or,

         (2) any votes have been counted which ought not to have been counted or which might have been rejected; or,

         (3) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

77. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

78. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A person so authorised as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Shareholder of the Company and the grantor shall for the purposes of these By-laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

79. Subject to By-law 78, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 48 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

80. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

81. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

82. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these By-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

83. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board.

84. The term of the initial Class I Directors shall terminate on the date of the year 2000 Annual General Meeting; the term of the initial Class II Directors shall terminate on the date of the year 2001 Annual General Meeting and the terms of the initial Class III directors shall terminate on the date of the year 2002 Annual General Meeting of stockholders. At each Annual General Meeting beginning in 2000, successors to the class of Directors whose term expires at that Annual General Meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board however resulting, may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining

85. Notwithstanding By-law Nos 83 and 84, whenever the holders of any one or more classes or series of preference shares issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of resolutions adopted by the Board at the time the class of preference shares is established and such Directors so elected shall not be divided into classes pursuant to by-laws Nos 83 and 84 unless expressly provided by such terms.

86. Subject to any rights conferred on the holders of any preferred share or shares, no person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless:-

                  (a)      he is recommended by the Board; or

                  (b) ninety days or more notice of the general meeting is given, not less than seventy-five nor more than ninety days prior to the meeting; or (2) where less than ninety days notice of the general meeting is given, not nor more than fifteen clear days following the date on which notice of the meeting was posted, notice executed by a Shareholder qualified to vote at the meeting (not being the person to be proposed) has been given to the Company of the intention to propose that person for appointment setting forth
                           (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of shares of the Company which are beneficially owned by the person (iv) the particulars which would, if he were so appointed, be required to be included in the Company's register of Directors and Officers; and (v) all other information relating to that person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, together with consent executed by that person of his willingness to serve as a Director if so elected.

87. Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution.

88. All Directors, upon election or appointment, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

89. The minimum number of Directors, shall be not less than three and the maximum number of Directors shall be fifteen. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these By-laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. A

         Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.

90. The Company may in a Special General Meeting called for that purpose remove a Director for cause provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. To be effective a resolution resolving to remove a Director must receive the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote generally for the election of Directors, voting together as a single class. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

91. The office of a Director shall be vacated upon the happening of any of the following events:

         (1) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

         (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

         (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

         (4)      if he is prohibited by law from being a Director;

         (5) if he ceases to be a Director by virtue of the Companies Acts or these By-laws or is removed from office pursuant to these By-laws;

         (6) he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Board resolves that his office be vacated;

                               ALTERNATE DIRECTORS

92. Any Director (other than an Alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may also be removed by resolution of the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

93.      An Alternate Director shall cease to be an Alternate Director:-

                  (a) if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

                  (b) on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

                  (c) if he is removed from office pursuant to By-law 92; or (d) if he resigns his office by notice to the Company.

94. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

95. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these By-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                   DIRECTORS' FEES AND ADDITIONAL REMUNERATION
                                  AND EXPENSES

96. The ordinary remuneration (if any) of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these By-laws) shall be such amount as the Board may from time to time determine. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these By-laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other By-law.

                              DIRECTORS' INTERESTS

97.      (1)      A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other By-law.

         (2) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

         (3) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

         (4) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these By-laws allow him to be appointed or from any transaction or arrangement in which these By-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

         (5) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                         POWERS AND DUTIES OF THE BOARD

98. Subject to the provisions of the Companies Acts and these By-laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these By-laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this By-law shall not be limited by any special power given to the Board by these By-laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

99. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

100. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

                       GRATUITIES, PENSIONS AND INSURANCE

101.     (1)      The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

         (2) Without prejudice to the provisions of By-laws 148 and 149, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, Officers or employees of the Company, or of any other Company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

         (3) No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this By-law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

                        DELEGATION OF THE BOARD'S POWERS

102. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these By-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

103. The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of By-law 104, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

104. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (comprising at least one member of its body ) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the By-laws regulating the proceedings of the Board.

                            PROCEEDINGS OF THE BOARD

105. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board.

106. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

107.     (1)      The quorum necessary for the transaction of the business
                  of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Directors. Any
                  Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

         (2) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

108. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

109. The President or, in his absence, the Vice-President, shall preside as chairman at every meeting of the Board. If at any meeting the President or Vice-President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

110. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these By-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

111. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

112. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is. The word "meeting" in these By-laws shall be construed accordingly.

113. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

114. Save as otherwise provided by these By-laws, no contract or transaction between the Company and one or more of the Directors or Officers, or between the Company and any other corporation, partnership, association, or other organisation in which one or more of Directors or Officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or committee which authorises the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorises the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders, or (c) the contract or transaction is fair as to the Company as of the time it is authorised, approved or ratified, by the Board, a committee thereof or the shareholders.

115. A Director maybe counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

116. The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these By-laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

117. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (e) of By-law 114) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

118. If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

                                    OFFICERS

119. The Officers of the Company shall include a President and a Vice-President who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this By-law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these By-laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

                               EXECUTIVE DIRECTORS

120.     (1)      Subject to the provisions of the Companies Acts, the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) under the Company and may enter into any agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms, including terms as to remuneration, as the Board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuner-ation as a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.

         (2) Any Director holding executive office shall not be subject to retirement by rotation. Any Director who is not subject to retirement by rotation shall be disregarded in determining which Directors are subject to retirement by rotation under the provisions of these By-laws.

121. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cesser. A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

122. The emoluments of any Director holding executive office for his services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.

                                     MINUTES

123. The Board shall cause minutes to be made and books kept for the purpose of recording -

         (1)      all appointments of Officers made by the Board;

         (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

         (3) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders;

         (4)      of all proceedings of its managers (if any).

         Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in By-law 140 and the minutes of meetings of the Shareholders of the Company.

                      SECRETARY AND RESIDENT REPRESENTATIVE

124. The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

125. A provision of the Companies Acts or these By-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

126.     (1)      The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof.
                  Should the Seal not have been received at the Registered
                  Office in such form at the date of adoption of this By-law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

         (2) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these By-laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary or by any one person whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these By-laws, the minutes of any meeting or any other documents requiring authentication.

                          DIVIDENDS AND OTHER PAYMENTS

127. The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to By-law 135, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

128. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-

         (1) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this By-law as paid-up on the share;

         (2) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

129. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

130. No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

131. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

132. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

133. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

                                    RESERVES

134. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

135. The Board may, from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this By-law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

136. Where any difficulty arises in regard to any distribution under the last preceding By-law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

137. Notwithstanding any other provisions of these By-laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time not more than sixty days before any date on which such dividend, distribution, allotment or issue is declared, paid or made and not more than sixty days nor less than ten days before the date of any such meeting.

                               ACCOUNTING RECORDS

138. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.


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
139. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

140. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

141. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

142. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered on the date it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

143. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served upon its despatch.

144. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these By-laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                            DESTRUCTION OF DOCUMENTS

145. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

                  (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

                  (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this By-law; and

                  (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

146.    (1)       The Company shall be entitled to sell, at the best price
                  reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:-

                  (a) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below

                           (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these By-laws in respect of the shares in question have remained uncashed; and

                  (b) the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such Shareholder or other person giving notice of its intention to sell the shares; and

                  (c) during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such Shareholder or person; and

                  (d) if the shares are listed on The Stock Exchange, notice shall have been given to the Quotations Department of The Stock Exchange of the Company's intention to make such sale prior to the publication of advertisements.

                  If during any twelve year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this By-law (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

         (2) To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

         (3) The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

                                   WINDING UP

147. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

148. Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under By-law 104 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Officer, committee member or Resident Representative and the indemnity contained in this By-law shall extend to any person acting as a Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this By-law shall not extend to any matter which would render it void pursuant to the Companies Acts.

149. Every Director, Officer, member of a committee duly constituted under By-law 104 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

150. To the extent that any Director, Officer, member of a committee duly constituted under By-law 104 or Resident Representative is entitled to claim an indemnity pursuant to these By-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

151. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Director, Officer, or member of a committee duly constituted under By-law 104 on account of any action taken by such Director, Officer, or member of a committee or the failure of such Director, Officer, or member of a committee to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Director, Officer, or member of a committee duly constituted under By-law 104 or to recover any gain, personal profit or advantage to which such Director, Officer, or member of a committee duly constituted under By-law 104 is not legally entitled.

152. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to By-laws 148 and 149 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to By-laws 148 and 149 provided that no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

                  (a) by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

                  (b) in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

                  (c)      by a majority vote of the Shareholders.

                  Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this By-law 152 are made to meet expenditures incurred for the purpose of enabling such

                  Director, Officer, or member of a committee duly constituted under By-law 104 to properly perform his or her duties as an officer of the Company.

                                  AMALGAMATION

153. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in By-law 54 and a poll may be demanded in respect of such resolution in accordance with the provisions of By-law 64.

                                  CONTINUATION

154. Subject to the Companies Act, the Shareholders may by Resolution approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Shareholders, having resolved to approve the discontinuation of the Company, may by Resolution further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as they see fit.

                              ALTERATION OF BY-LAWS

155. Subject to By-law No 164, these By-laws may be amended from time to time in the manner provided for in the Companies Acts, PROVIDED HOWEVER, that any vote to repeal, alter, amend or rescind any of By-law Nos 83, 84, 85, 148, 149, 150, 151, 152, 155 or any of 156 through 164, shall require the affirmative vote of sixty-six and two thirds percent (66 2/3%) of the shares entitled to vote thereon.

                              BUSINESS COMBINATIONS

156. In addition to any affirmative vote required by law or these By-laws, and except as otherwise expressly provided in By-law 157, a Business Combination (as defined in By-law 158) with, or proposed by or on behalf of, any Interested Shareholder (as defined in By-law 158) or any Affiliate or Associate (as defined in By-law 158) of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding Voting Shares (as hereinafter defined), voting together as a single class, excluding Voting Shares beneficially owned by any Interested Shareholder or any Affiliate or Associate of such Interested Shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

157. The provisions of By-law 156 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of the By-laws of the Company, if all of the conditions specified in either of the following

         Paragraph (1) or (2) are met: (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as defined in By-law 158).

         (2) All of the following conditions shall have been met:

                  (a) the aggregate amount of the cash and the Fair Market Value (as defined in By-law 158) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                           (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for beneficial ownership of Common Shares acquired by it (x) within the two year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Shares; and

                           (ii) the Fair Market Value per share of Common Shares on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the common shares.

                  (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Shares (as defined in By-law 158), other than Common Shares, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                           (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any such class or series of Capital Shares in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Shares (x) within the two year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent share split, share dividend, subdivision or reclassification with respect to such class or series of Capital Shares;

                           (ii) the Fair Market Value per share of such class or series of Capital Shares on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent share split, subdivision or reclassifica-tion with respect to such class or series of Capital Shares; and

                           (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Shares would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company regardless of whether the Business Combination to be consummated constitutes such an event.

                  The provisions of this paragraph (2) shall be required to be met with respect to every class or series of outstanding Capital Shares, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Shares.

                  (c) The consideration to be received by holders of a particular class or series of outstanding Capital Shares shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Shares. If the consideration so paid for shares of any class or series of Capital Shares varied as to form, the form of consideration for such class or series of Capital Shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of

                           Capital Shares previously acquired by the Interested Shareholder.

                  (d) After the Determination Date and prior to the consummation of such Business Combination; (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Shares; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Shares), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Shares as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Shareholders shall not have become the beneficial owner of any additional shares of Capital Shares except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that; after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Shares.

                  (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, an opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Shares other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Company.

                  (f) Such Interested Shareholder shall not have made any major change in the Company's business or equity capital structure without the approval of a majority of the Continuing Directors.

158.     The following definitions shall apply with respect to these By-laws:

         (1)      The term "Business Combination" shall mean:

                  (a) any merger, consolidation or amalgamation of the Company or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other company (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or amalgamation would be an Affiliate or Associates of an Interested Shareholder; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Company, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder (except for any arrangement, whether as employee, consultant or otherwise, other than as a Director, pursuant to which any Interested Shareholder or any Affiliate of Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or


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                           involves aggregate commitments of $5,000,000 or more
                           or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital shares) or 5 percent of the shareholders' equity (in the case of transactions in capital shares) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year and consolidated balance sheet of such entity existing at the time the shareholders of the Company would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                  (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company or for any amendment to the Company's By-laws; or

                  (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger, consolidation or amalgamation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Shares, or any securities convertible into Capital Shares or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or





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                  (e)      any agreement, contract or other arrangement
                           providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

         (2) The term "Capital Shares" shall mean all shares of the Company authorized to be issued from time to time the term "Common Shares" shall mean all common shares of the Company authorized to be issued from time to time and the term "Voting Shares" shall mean all Capital Shares which by their terms may be voted on all matters submitted to shareholders of the Company generally.

         (3) The terms "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Shares.

         (4) The term "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary and other than any profit sharing, employee share ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Shares representing ten percent (10%) or more of the vote entitled to be case by the holders of all then outstanding shares of


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                  Voting Shares, or (b) is an Affiliate or Associate of the
                  Company and at any time within the two year period immediately prior to the date in question was the beneficial owner of Voting Shares representing ten percent (10%) or more of the votes entitled to be case by the holders of all then outstanding shares of Voting Shares.

         (5)      A person shall be a "beneficial owner" of any Voting Shares:
                  (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such rights is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant of any agreement, arrangement or understanding; or
                  (c) beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding of the purpose of acquiring, holding, voting or disposing of of Capital Shares. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (4) of this By-law 158, the number of Capital Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (5) of this By-law 158, but shall not include any other Capital Shares that may be issuable pursuant to an agreement arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


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         (6)      The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on November 8, 1990 (the term "registrant" in said Rule 12b-2 meaning in this case the Company).

         (7) "Subsidiary" means any company, wherever organised, of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (4) of this By-law 158, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Company.

         (8) The term "Continuing Director' means any member of the Board while such person is a member of the Board who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

         (9) The term "Fair Market Value" means: (a) in the case of cash, the amount of such cash; (b) in the case of shares, the highest closing sale price during the 30 day period immediately preceding the date in


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                  question of a share on the Composite Tape for New York Stock
                  Exchange Listed Stocks, or, if such shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such share are not listed on any such exchange, the highest closing bid quotation with respect to such shares during the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, in the pink sheets of the National Quotation Bureau or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

159. In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in paragraphs (2)(a) and (2)(b) of By-law 157 shall include the Common Shares and/or the shares of any other class or series of Capital Shares retained by the holders of such shares.

160. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of these By-laws 156 through 164, on the basis of information known to them after reasonable inquiry, all questions arising under these By-laws 156 through 164 including, without limitation, (a) whether a


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         person is an Interested Shareholder, (b) the number of shares of
         Capital Shares or other securities beneficially owned by any person,
         (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as defined in By-law 163) is with, or proposed by, or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of these By-laws 156 through 164.

161. Nothing contained in these By-laws 156 through 164 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

162. The fact that any Business Combination complies with the provisions of these By-laws 156 through 164 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board or any member thereof, with respect





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         to evaluations of or actions and responses taken with respect to such
         Business Combination.

163. For the purposes of these By-laws 156 through 164 a Business Combination or any proposal to amend, repeal or adopt any provision of these By-laws inconsistent with these By-laws 156 through 164 (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Shareholder or a person who thereafter would become such if (1) after the Interested Share holder became such, the Proposed Action is proposed following the election of any Director who with respect to such Interested Shareholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

164. Notwithstanding any other provisions of these By-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these By-laws), any proposal to amend, repeal or adopt any provision of these By-laws inconsistent with these By-laws 156 through 164 which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be case by the holders of all the then outstanding shares of Voting Stock,


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         voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; provided, however, that this By-law 164 shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of such Directors are persons who would be eligible to serve as Continuing Directors within the meaning of By-law 158(8).


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